EXHIBIT 10.1

                      CONVENANT NOT TO COMPETE
                      ________________________
                    AND NON-DISCLOSURE AGREEMENT
                    ____________________________


PARTIES:

     Adam Helfant(EMPLOYEE)

and

     NIKE, Inc., an Oregon corporation, and its parents, divisions, subsidiaries and affiliates.


RECITALS:
________

A. This Covenant Not to Compete and Non-Disclosure Agreement is executed upon initial employment or upon the EMPLOYEE's advancement with NIKE and is a condition of such employment or advancement.

B. Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or is in a position to develop confidential information peculiar to NIKE's business and not generally known to the public as defined below ("Protected Information"). It is anticipated that EMPLOYEE will continue to be exposed to Protected Information of greater sensitivity as EMPLOYEE advances in the company.

C. The nature of NIKE's business is highly competitive and disclosure of any Protected Information would result in severe damage to NIKE and be difficult to measure.

D. NIKE makes use of its Protective Information throughout the world. Protective Information of NIKE can be used to NIKE's detriment anywhere in the world.

AGREEMENT:
_________

In consideration of the foregoing, and the terms and conditions set forth below, the parties agree as follows:

     1.     Covenant Not to Compete.
            _______________________

            (a)   Competition Restriction.  During EMPLOYEE's employment
                  _______________________
by NIKE, under the terms of any employment contract or otherwise, and for 1 year thereafter, (the "Restriction Period") EMPLOYEE will not directly or indirectly, own, manage, control, or participate in the ownership, management or control of, or be employed by, consult for, or be connected in any manner with, any business (regardless of where located) primarily engaged in the athletic footwear, athletic apparel or sports equipment and accessories business ("Competitor"). It is understood and agreed that none of the television networks (e.g. CBS, CBS Sports, Fox, Fox Sports, NBC, NBC Sports, ABC or ABC Sports), professional sports leagues (e.g. NBA, NBA Properties, MLB, MLB Properties, NFL, NFL Properties, NHL or NHL Enterprises) or athletic management or other agencies (e.g. IMG or ISL) shall be considered Competitors for purposes of this Agreement. This provision is subject to NIKE's option to waive the Restriction Period as more specifically provided below.

            (b)   Extension of Time.  In the event EMPLOYEE breaches
                  _________________
this covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach though private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such settlement judicial or other resolution. NIKE shall not be obligated to pay EMPLOYEE the additional compensation described in paragraph 1(d) below during any period of time in which this Agreement is tolled due to EMPLOYEE's breach. In the event EMPLOYEE receives such additional compensation after any such breach, EMPLOYEE must immediately reimburse NIKE in the amount of all such compensation upon the receipt of a written request by NIKE.

            (c)   Waiver of Non-Compete.  NIKE has the option, in its
                  _____________________
sole discretion, to elect to waive all but not a portion of the Restriction Period or to limit the definition of Competitor, by giving EMPLOYEE written notice of such election within fourteen (14) days after either party gives notice to the other party of the termination of EMPLOYEE's employment. In the event all of the Restriction Period is waived in accordance with the preceding sentence, NIKE shall not be obligated to pay EMPLOYEE pursuant to paragraph 1(d) below:

            (d)   Additional Consideration.  As additional consideration
                  ________________________
for the covenant not to compete described above, NIKE shall pay EMPLOYEE a monthly severance payment equal to one hundred percent (100%) of EMPLOYEE's last monthly base salary while the Restriction Period is in effect (i.e., an aggregate severance amount equal to the product of EMPLOYEE's last monthly base salary and 12, payable in equal installments pursuant to the following sentence). NIKE's obligation to pay the above additional consideration shall not begin until the thirtieth (30th) day after termination of employment, and the first payment to EMPLOYEE shall follow on the next applicable pay period after the thirty (30) days payable in accordance with NIKE's payroll practices.

     2.     Subsequent Employer.  EMPLOYEE agrees that during the
            ___________________
Restriction Period, EMPLOYEE will disclose to NIKE the name of any subsequent employer, wherever located and regardless of whether such employer is a competitor of NIKE.

     3.     Non-Disclosure Agreement.
            ________________________

            (a)   Protectable Information Defined. "Protected
                  _______________________________
Information" shall mean all proprietary information, in whatever form and format, of NIKE and all information provided to NIKE by third parties which NIKE is obligated to keep confidential. EMPLOYEE agrees that any and all information to which EMPLOYEE has access concerning NIKE projects and internal NIKE information is Protected Information, whether in verbal form, machine readable form, written or other tangible form, and whether designated as confidential or unmarked. Without limiting the foregoing, Protected Information includes information relating to NIKE's research and development activities, its intellectual property and the filing or pendency of patent applications, confidential techniques, methods, styles, designs, design concepts and ideas, customer and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans, sales information, methods of operation, manufacturing processes and methods, products, and personnel information.

            (b)   Excluded Information.  Notwithstanding paragraph 3(a),
                  ____________________
Protected Information excludes any information that is or becomes part of the public domain through no act or failure to act on the part of EMPLOYEE. IN any dispute between the parties with respect to this exclusion, the burden of proof will be on EMPLOYEE and such proof will be by clear and convincing evidence.

            (c)   Employee's Obligations.  During the period of
                  ______________________
employment by NIKE and for a period of one (1) year thereafter, EMPLOYEE will hold in confidence and protect all Protected Information and will not, at any time, directly or indirectly, use any Protected Information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any Protected Information to any third person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE will not ever, during the period of employment by NIKE and for a period of one (1) year thereafter, copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any Protected Information without prior written consent of NIKE. EMPLOYEE will also take responsible security precautions and such other actions may be necessary to insure that there is no use or disclosure, intentional or inadvertent, of Protected Information in violation of this Agreement.

     4.     Return of Protected Information.  At the request of NIKE at
            _______________________________
anytime, and in any event, upon termination of employment, EMPLOYEE shall immediately return to NIKE all confidential documents, including tapes, notebooks, drawings, computer disks, and other similar repositories of or containing Protected Information, and all copies thereof, then in EMPLOYEE's possession or under EMPLOYEE's control.

     5.     Unauthorized Use.  During the period of employment with NIKE
            ________________
and for a period of one (1) year thereafter, EMPLOYEE will notify NIKE immediately if EMPLOYEE becomes aware of the unauthorized possession, use or knowledge of any Protected Information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE will cooperate with NIKE in the investigation of any such incident and will cooperate with NIKE in any litigation with third parties arising out of any such incident and deemed necessary6 by NIKE to protect the Protected Information. NIKE shall provide reasonable reimbursement to EMPLOYEE for each hour so engaged and that amount shall not be diminished by operation of any payment under Paragraph 1(d) of this Agreement.

     6.     Non-Recruitment.  During the Restriction Period, EMPLOYEE
            _______________
will not directly or indirectly, solicit (or attempt to solicit) to or for himself or any other company or business organization, any NIKE employee, whether or not such employee is a full-time employee or temporary employee and whether or not such employment is pursuant to a written agreement or is at will.

     7.     Accounting of Profits.  EMPLOYEE agrees that, if EMPLOYEE
            _____________________
should violate paragraph 1(a) of this Agreement, NIKE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which EMPLOYEE directly or indirectly has realized as a result of or in connection with any such violation (which may include the return of any additional consideration paid by NIKE pursuant to Paragraph 1(d) above). Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which NIKE may be entitled at law or in equity.

     8.     General Provisions.
            __________________

            (a)   Survival.  This Agreement shall continue in effect
                  ________
after the termination of EMPLOYEE's employment for the periods specified herein, regardless of the reason for termination.

            (b)   Waiver.  No waiver, amendment, modification or
                  ______
cancellation of any term or condition of this Agreement will be effective unless executed in writing by both parties. No written waiver will excuse the performance of any act other than the act or acts specifically referred to therein.

            (c)   Severability.  Each provision herein will be treated
                  ____________
as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions in this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

            (d)   Applicable Law/Jurisdiction.  This Agreement, and
                  ___________________________
EMPLOYEE's employment hereunder, shall be construed according to the laws of the State of Oregon. EMPLOYEE further hereby submits to the jurisdiction of, and agrees that the exclusive jurisdiction over and venue for any action or proceeding arising out of or relating to this Agreement shall lie in a court located in Washington County, Oregon or New York.

EMPLOYEE                      NIKE, Inc.


 /s/  Adam Helfant            /s/ Ian Todd
____________________________  ____________________________
Name: Adam Helfant            Ian Todd
DATE: 06/25/1999              Title:  Vice President Global Sports
                                      Marketing